[LETTERHEAD OF PARTNERS FIRST]

                       ANNUAL SERVICER'S CERTIFICATE

                        PARTNERS FIRST HOLDINGS, LLC

                  PARTNERS FIRST CREDIT CARD MASTER TRUST


           The undersigned, a duly authorized representative of Partners First Holdings, LLC, as Servicer ("Holdings"), pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of June 26, 1998 (as amended and supplemented, the "Agreement"), among Partners First Receivables Funding, LLC, as Transferor, Holdings, as Servicer, and The Bank of New York, as Trustee, does hereby certify that:

 1. Holdings is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

 2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

 3. A review of the activities of the Servicer during the year ended December 31, 1998, and of its performance under the Agreement was conducted under my supervision.

 4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

 5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, 1998 which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: None.

           IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 30th day of March, 1999.

                               PARTNERS FIRST HOLDINGS, LLC
                                   Servicer


                               By: /s/ Mark Norwicz
                                   -------------------------
                                  Name:  Mark Norwicz
                                  Title: Treasurer